Exhibit 99.1

Media Relations	Consolidated Edison, Inc.
212 460 4111 (24 hours)	4 Irving Place
New York, NY 10003
www.conEdison.com

FOR IMMEDIATE RELEASE	Contact: Robert McGee 212-460-4111
August 1, 2019

CON EDISON REPORTS 2019 SECOND QUARTER EARNINGS

NEW YORK - Consolidated Edison, Inc. (Con Edison) (NYSE: ED) today reported 2019 second quarter net income for common stock of $152 million or $0.46 a share compared with $188 million or $0.60 a share in the 2018 second quarter. Adjusted earnings were $189 million or $0.58 a share in the 2019 period compared with $189 million or $0.61 a share in the 2018 period. Adjusted earnings in the 2019 period exclude the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments in certain renewable electric production projects of Con Edison Clean Energy Businesses, Inc. (the Clean Energy Businesses). Adjusted earnings also exclude the Clean Energy Businesses’ net mark-to-market effects.

For the first six months of 2019, net income for common stock was $576 million or $1.77 a share compared with $616 million or $1.98 a share in the first six months of 2018. Adjusted earnings were $637 million or $1.96 a share in the 2019 period compared with $617 million or $1.99 a share in the 2018 period. Adjusted earnings in the 2019 period exclude the effects of HLBV accounting for tax equity investments in certain renewable electric production projects of the Clean Energy Businesses. Adjusted earnings also exclude the Clean Energy Businesses’ net mark-to-market effects.

“Our commitment to serving our customers remains paramount, and we regret the distress experienced by those impacted by recent power outages,” said John McAvoy, chairman and CEO of Con Edison. “I also commend our women and men who worked so diligently under adverse circumstances to restore service, and thank all emergency personnel who responded so effectively. As we strive to do better, we also look to the future. We will support New York State’s clean energy goals by integrating renewables with energy efficiency programs and energy storage technologies.”

For the year of 2019, the company reaffirmed its previous forecast of adjusted earnings in the range of $4.25 to $4.45 a share. Adjusted earnings per share exclude the effects of HLBV accounting for tax equity investments in certain of the Clean Energy Businesses' renewable electric production projects (approximately $(0.20) a share). Adjusted earnings per share also exclude the Clean Energy Businesses' net mark-to-market effects, the amount of which will not be determinable until year end.

See Attachment A to this press release for a reconciliation of Con Edison’s reported earnings per share to adjusted earnings per share and reported net income for common stock to adjusted earnings for the three and six months ended June 30, 2019 and 2018. See Attachments B and C for the estimated effect of major factors resulting in variations in earnings per share and net income for common stock for the three and six months ended June 30, 2019 compared to the 2018 period.

The company's Second Quarter Form 10-Q is being filed with the Securities and Exchange Commission. A second quarter 2019 earnings release presentation will be available at www.conedison.com. (Select "For Investors" and then select "Press Releases.")

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CON EDISON REPORTS 2019 SECOND QUARTER EARNINGS	page 2

This press release contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as "forecasts," "expects," "estimates," "anticipates," "intends," "believes," "plans," "will" and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and speak only as of that time.
Actual results or developments may differ materially from those included in the forward-looking statements because of various factors such as those identified in reports the company has filed with the Securities and Exchange Commission, including that the company's subsidiaries are extensively regulated and are subject to penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the intentional misconduct of employees or contractors could adversely affect it; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations; a disruption in the wholesale energy markets or failure by an energy supplier or customer could adversely affect it; it has substantial unfunded pension and other postretirement benefit liabilities; its ability to pay dividends or interest depends on dividends from its subsidiaries; it requires access to capital markets to satisfy funding requirements; changes to tax laws could adversely affect it; its strategies may not be effective to address changes in the external business environment; and it also faces other risks that are beyond its control. Con Edison assumes no obligation to update forward-looking statements.

This press release also contains a financial measure, adjusted earnings, that is not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). This non-GAAP financial measure should not be considered as an alternative to net income for common stock, which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings excludes from net income for common stock certain items that the company does not consider indicative of its ongoing financial performance. Management uses this non-GAAP financial measure to facilitate the analysis of the company's financial performance as compared to its internal budgets and previous financial results. Management also uses this non-GAAP financial measure to communicate to investors and others the company's expectations regarding its future earnings and dividends on its common stock. Management believes that this non-GAAP financial measure is also useful and meaningful to investors to facilitate their analysis of the company's financial performance.

Consolidated Edison, Inc. is one of the nation's largest investor-owned energy-delivery companies, with approximately $12 billion in annual revenues and $56 billion in assets. The company provides a wide range of energy-related products and services to its customers through the following subsidiaries: Consolidated Edison Company of New York, Inc. (CECONY), a regulated utility providing electric, gas and steam service in New York City and Westchester County, New York; Orange and Rockland Utilities, Inc. (O&R), a regulated utility serving customers in a 1,300-square-mile-area in southeastern New York State and northern New Jersey; Con Edison Clean Energy Businesses, Inc., which through its subsidiaries develops, owns and operates renewable and energy infrastructure projects and provides energy-related products and services to wholesale and retail customers; and Con Edison Transmission, Inc., which through its subsidiaries invests in electric and natural gas transmission projects.

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Attachment A

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	Earnings per Share		Net Income for Common Stock (Millions of Dollars)		Earnings per Share		Net Income for Common Stock (Millions of Dollars)
	2019	2018	2019	2018	2019	2018	2019	2018
Reported earnings per share (basic) and net income for common stock (GAAP basis)	$0.46	$0.60	$152	$188	$1.77	$1.98	$576	$616

HLBV effects of the Clean Energy Businesses (pre-tax)	0.10	—	28	—	0.15	—	49	—
Income taxes (a)	(0.03)	—	(7)	—	(0.04)	—	(12)	—
HLBV effects of the Clean Energy Businesses (net of tax)	0.07	—	21	—	0.11	—	37	—
Net mark-to-market effects of the Clean Energy Businesses (pre-tax)	0.07	0.01	21	2	0.11	0.01	32	2
Income taxes (b)	(0.02)	—	(5)	(1)	(0.03)	—	(8)	(1)
Net mark-to-market effects of the Clean Energy Businesses (net of tax)	0.05	0.01	16	1	0.08	0.01	24	1

Adjusted earnings per share and adjusted earnings (non-GAAP basis)	$0.58	$0.61	$189	$189	$1.96	$1.99	$637	$617

(a)	The amount of income taxes was calculated using a combined federal and state income tax rate of 25% and 24% for the three and six months ended June 30, 2019, respectively.

(b)
The amount of income taxes was calculated using a combined federal and state income tax rate of 24% and 25% for the three and six months ended June 30, 2019, respectively, and a combined federal and state income tax rate of 28% for the three and six months ended June 30, 2018.

			Attachment B
Variation for the Three Months Ended June 30, 2019 vs. 2018
	Earnings per Share	Net Income for Common Stock (Millions of Dollars)
CECONY (a)
Changes in rate plans	$0.23	$71
Reflects higher electric and gas net base revenues of $0.12 a share and $0.03 a share, respectively, due primarily to electric and gas base rates increases in January 2019 under the company's rate plans.

Weather impact on steam revenues	(0.03)	(9)	Reflects the impact of warmer April weather in 2019.
Operations and maintenance expenses	(0.05)	(16)
Reflects higher costs for pension and other postretirement benefits of $(0.04) a share and regulatory assessments and fees that are collected in revenues from customers of $(0.04) a share, offset, in part, by lower storm-related costs of $0.03 a share.

Depreciation, property taxes and other tax matters	(0.15)	(46)
Reflects higher property taxes of $(0.07) a share, higher depreciation and amortization expense of $(0.06) a share and the absence of a New York State sales and use tax refund received in 2018 of $(0.02) a share.

Other	(0.02)	3
Reflects primarily higher interest expense on long-term debt of $(0.04) a share and the dilutive effect of Con Edison's stock issuances of $(0.03) a share, offset, in part, by lower costs associated with components of pension and other postretirement benefits other than service cost of $0.05 a share.

Total CECONY	(0.02)	3
O&R (a)
Changes in rate plans	(0.01)	(4)	Reflects primarily a gas base rate decrease, offset, in part, by an electric base rate increase under the company's new rate plans, effective January 1, 2019.
Depreciation, property taxes and other tax matters	—	(2)
Total O&R	(0.01)	(6)
Clean Energy Businesses
Operating revenues less energy costs	0.22	67
Reflects primarily higher renewable electric production projects revenue due to the December 2018 acquisition of Sempra Solar Holdings, LLC, including the consolidation of certain jointly-owned projects that were previously accounted for as equity investments of $0.24 a share, offset, in part, by lower wholesale revenues of $(0.04) a share.

Operations and maintenance expenses	—	(1)
Depreciation and amortization	(0.10)	(29)	Reflects an increase in renewable electric production projects due to the December 2018 acquisition of Sempra Solar Holdings, LLC.
Net interest expense	(0.12)	(36)	Reflects primarily an increase in debt due to the December 2018 acquisition of Sempra Solar Holdings, LLC.
HLBV effects	(0.07)	(21)
Other	(0.04)	(11)
Reflects primarily the absence in 2019 of equity income from certain jointly-owned projects that were accounted for as equity investments in 2018 but consolidated after the December 2018 acquisition of Sempra Solar Holdings, LLC.

Total Clean Energy Businesses	(0.11)	(31)
Con Edison Transmission	—	—
Other, including parent company expenses	—	(2)
Total Reported (GAAP basis)	$(0.14)	$(36)
HLBV effects of the Clean Energy Businesses	0.07	21
Net mark-to-market effects of the Clean Energy Businesses	0.04	15
Total Adjusted (non-GAAP basis)	$(0.03)	$—

a.
Under the revenue decoupling mechanisms in the utilities’ New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

			Attachment C
Variation for the Six Months Ended June 30, 2019 vs. 2018
	Earnings per Share	Net Income for Common Stock (Millions of Dollars)
CECONY (a)
Changes in rate plans	$0.48	$150
Reflects higher electric and gas net base revenues of $0.24 a share and $0.10 a share, respectively, due primarily to electric and gas base rates increases in January 2019 under the company's rate plans, and growth in the number of gas customers of $0.02 a share.

Weather impact on steam revenues	(0.05)	(15)	Reflects the impact of warmer winter weather in 2019.
Operations and maintenance expenses	(0.12)	(37)
Reflects higher costs for pension and other postretirement benefits of $(0.07) a share, stock-based compensation of $(0.05) a share and regulatory assessments and fees that are collected in revenues from customers of $(0.05) a share, offset, in part, by lower storm-related costs of $0.05 a share.

Depreciation, property taxes and other tax matters	(0.29)	(90)
Reflects higher property taxes of $(0.14) a share, higher depreciation and amortization expense of $(0.11) a share and the absence of New York State sales and use tax refunds received in 2018 of $(0.04) a share.

Other	(0.02)	18
Reflects primarily the dilutive effect of Con Edison's stock issuances of $(0.09) a share, offset by lower costs associated with components of pension and other postretirement benefits other than service cost of $0.09 a share.

Total CECONY	—	26
O&R (a)
Changes in rate plans	—	(2)
Operations and maintenance expenses	0.02	7	Reflects primarily lower storm-related costs of $0.01 a share and lower pension costs of $0.01 a share.
Depreciation, property taxes and other tax matters	(0.01)	(2)	Reflects higher depreciation and amortization expense.
Total O&R	0.01	3
Clean Energy Businesses
Operating revenues less energy costs	0.17	52
Reflects primarily higher renewable electric production projects revenues due to the December 2018 acquisition of Sempra Solar Holdings, LLC, including the consolidation of certain jointly-owned projects that were previously accounted for as equity investments of $0.38 a share, offset, in part, by lower engineering, procurement and construction services revenues of $(0.22) a share.

Operations and maintenance expenses	0.15	45	Reflects primarily lower engineering, procurement and construction costs.
Depreciation and amortization	(0.19)	(58)	Reflects an increase in renewable electric production projects due to the December 2018 acquisition of Sempra Solar Holdings, LLC.
Net interest expense	(0.20)	(61)	Reflects primarily an increase in debt due to the December 2018 acquisition of Sempra Solar Holdings, LLC.
HLBV effects	(0.11)	(37)
Other	(0.05)	(13)
Reflects primarily the absence in 2019 of equity income from certain jointly-owned projects that were accounted for as equity investments in 2018 but consolidated after the December 2018 acquisition of Sempra Solar Holdings, LLC.

Total Clean Energy Businesses	(0.23)	(72)
Con Edison Transmission	0.01	2	Reflects income from equity investments.
Other, including parent company expenses	—	1
Total Reported (GAAP basis)	$(0.21)	$(40)
HLBV effects of the Clean Energy Businesses	0.11	37
Net mark-to-market effects of the Clean Energy Businesses	0.07	23
Total Adjusted (non-GAAP basis)	$(0.03)	$20

a.
Under the revenue decoupling mechanisms in the utilities’ New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.